Exhibit 4.15

                         THIRD AMENDMENT

     THIS THIRD AMENDMENT (this "Amendment") dated as of August 1, 2003, to the Credit Agreement referenced below, is by and among CNF Inc., a Delaware corporation (the "Borrower"), the Banks identified on the signature pages hereto and Bank of America, N.A., as Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

                       W I T N E S S E T H

     WHEREAS, a $385 million credit facility has been extended to the Borrower pursuant to that Credit Agreement (as amended, modified and supplemented from time to time, the "Credit Agreement") dated as of July 3, 2001 among the Borrower, the Banks party thereto, The Chase Manhattan Bank, as Syndication Agent, PNC Bank, ABN-AMRO Bank, N.V. and Citibank, N.A., as Documentation Agents, and Bank of America, N.A., as Agent; and

     WHEREAS, the Borrower has requested certain modifications to the Credit Agreement and the Required Banks have agreed to such modifications on the terms and conditions set forth herein.

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Amendments. The Credit Agreement is amended in the following respects:

     (a) In Section 1.01 of the Credit Agreement, the definitions of "Consolidated Debt," "Consolidated EBITDAR,"
     "Consolidated Interest Expense" and "Consolidated Net Worth" are amended to read as follows:

          "Consolidated Debt" means, at any date, the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date, less, to the extent included in the determination of Debt of the Borrower and its Consolidated Subsidiaries, (i) all obligations of the Borrower and its Consolidated Subsidiaries in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements and (ii) all obligations of the Borrower and its Consolidated Subsidiaries in respect of the TECONS.

          "Consolidated EBITDAR" means, for any period, the sum of (i) the consolidated income before income taxes of the Borrower and its Consolidated Subsidiaries for such period plus (ii) to the extent deducted in determining such consolidated income before income taxes, the sum of (A) Consolidated Interest Expense, (B) depreciation and amortization, (C) Consolidated Rental Expense, (D) the Restructuring Charge, (E) non-cash charges associated with the Borrower's existing claims against the United States Postal Service, and (F) non-cash charges associated with any write-down of goodwill pursuant to FAS 142.

          "Consolidated Interest Expense" means, for any period, the interest expense of the Borrower and its Consolidated Subsidiaries (but excluding any interest expense relating to the TECONS), determined on a consolidated basis for such period.

          "Consolidated Net Worth" means at any date the consolidated shareholders' equity of the Borrower and its Consolidated Subsidiaries determined as of such date but excluding the effect of (i) any write-down of goodwill pursuant to FAS 142 and (ii) any charge taken to other comprehensive income (equity) in connection with the minimum pension liability adjustment required under generally accepted accounting principles in connection with the Borrower's and its Subsidiaries' defined benefit pension plans.

     (b) In Section 1.01 of the Credit Agreement, the definition of "TECONS" is added thereto to read as follows:

          "TECONS" means  (a) those certain $2.50 Term
          Convertible Securities, Series A TECONS (the "Series A TECONS") issued by CNF Trust I, a Delaware business trust that is wholly-owned by the Borrower, the proceeds of which were used to finance, in part, the acquisition by CNF Trust I of $128,900,000 of the Borrower's 5% convertible subordinated debentures due June 1, 2012 (the "TECON Subordinated Debt"), (b) the TECON Subordinated Debt, (c) any preferred securities (whether convertible or nonconvertible into common stock or other stock of the Borrower) issued by a trust or other similar special purpose entity that is controlled by the Borrower (such securities referred to collectively as "Preferred Trust Securities"), the proceeds of which preferred securities are used to finance the acquisition by such trust or other similar entity of subordinated debt obligations of the Borrower (such subordinated debt obligations are referred to, collectively, as "Preferred Trust Subordinated Debt"), which subordinated debt obligations shall be junior and subordinate to the obligations of the Borrower to the Banks hereunder on terms that shall be substantially the same as the subordination terms applicable to the TECON Subordinated Debt as of July 23, 2003 or on such other terms as may have been approved by the Agent.
          For the avoidance of doubt, it is the understanding and agreement of the parties hereto that the Series A TECONS, the TECON Subordinated Debt, the Preferred Trust Securities, the Preferred Trust Subordinated Debt and any Guarantee by the Borrower in respect thereof shall not be treated as Debt under this Agreement or any other Financing Document, to the extent such obligation would otherwise constitute Debt hereunder or thereunder.

     (c) Section 5.08 of the Credit Agreement is amended to read as follows:

          Minimum Consolidated Net Worth.

          Consolidated Net Worth shall not at any time be less than $585,000,000; provided that such amount shall be increased as of the last day of each fiscal year, commencing with the fiscal year ending December 31, 2002, by an amount equal to 50% of the consolidated net income of the Borrower and its Consolidated Subsidiaries for such fiscal year (but excluding the effect of any write-down of goodwill pursuant to FAS 142 during such fiscal year), if such consolidated net income is positive.

     (d)  Section 5.19(c) of the Credit Agreement is amended by
     (i) replacing the phrase "prohibitions or restrictions" contained in such section in each instance such phrase appears with the phrase "prohibitions, restrictions or requirements"; and (ii) replacing the phrase "prohibitions and restrictions" contained in clause (vii)(C) of such section with the phrase "prohibitions, restrictions and requirements."

     (e) Section 9.11 of the Credit Agreement is amended by adding the following sentence to the end thereof:

          Notwithstanding anything herein to the contrary, each party hereto may disclose without limitation of any kind any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby.

     2. Conditions Precedent. This Amendment shall be effective as of the date hereof upon receipt by the Agent of multiple counterparts of this Amendment executed by the Borrower and the Required Banks.

     3. Reaffirmation of Representations and Warranties; no Default. The Borrower hereby affirms that the representations and warranties set forth in the Credit Agreement are true and correct in all material respects as of the date hereof (except those that expressly relate to an earlier date in which case such representations and warranties were true and correct as of such earlier date). The Borrower hereby represents and warrants that no event has occurred and is continuing, or would result from the execution and delivery of this Amendment, which constitutes an Event of Default or which, with the giving of notice and/or the passage of time, would constitute an Event of Default.

     4.   Financing Document. This Amendment is a Financing
Document.

     5. No Other Changes. Except as expressly modified hereby, all of the terms and provisions of the Financing Documents shall remain in full force and effect.

     6. Counterparts/Telecopy. This Amendment may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery of executed counterparts of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

     7. Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

                    [Signature Pages Follow]
     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:                     CNF INC., a Delaware corporation

                              By:
                              Name:
                              Title:

ADMINISTRATIVE AGENT:         BANK OF AMERICA, N.A.,
                              in its capacity as Agent

                              By:
                              Name:
                              Title:

BANKS:                        BANK OF AMERICA, N.A.

                              By:
                              Name:
                              Title:

                              PNC BANK

                              By:
                              Name:
                              Title:

                              U.S. BANK NATIONAL ASSOCIATION

                              By:
                              Name:
                              Title:

                              MELLON BANK, N.A.

                              By:
                              Name:
                              Title:

                              ABN AMRO BANK N.V.

                              By:
                              Name:
                              Title:

                   [Signature Pages Continue]

                              THE CHASE MANHATTAN BANK

                              By:
                              Name:
                              Title:

                              THE BANK OF NEW YORK

                              By:
                              Name:
                              Title:

                              PB CAPITAL CORPORATION

                              By:
                              Name:
                              Title:

                              By:
                              Name:
                              Title:

                              CITICORP USA, INC.

                              By:
                              Name:
                              Title:

                              MORGAN STANLEY BANK

                              By:
                              Name:
                              Title:

                   [Signature Pages Continue]

Each of the undersigned Subsidiary Guarantors, by executing this Amendment below, (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Financing Documents and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Subsidiary Guarantor's obligations under the Financing Documents.

SUBSIDIARY  GUARANTORS:       CON-WAY TRANSPORTATION  SERVICES, INC.

                              By:
                              Name:
                              Title:

                              MENLO WORLDWIDE FORWARDING, INC.
                              By:
                              Name:
                              Title:

                              EMERY WORLDWIDE AIRLINES, INC.

                              By:
                              Name:
                              Title:

                              MENLO LOGISTICS, INC.

                              By:
                              Name:
                              Title:

                              [CNF PROPERTIES, INC.]

                              By:
                              Name:
                              Title:

                              MENLO WORLDWIDE, LLC

                              By:
                              Name:
                              Title:

                              CON-WAY LAND HOLDINGS, LLC

                              By:
                              Name:
                              Title: